EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-209158) of GCP Applied Technologies Inc. of our report dated March 29, 2016 relating to the combined financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Baltimore, MD
March 29, 2016